UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: N/A

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

FTE Networks, Inc. (“FTE” or the “Company”), today issued a shareholder update. The full text of the letter from interim CEO Michael P. Beys follows.

Dear Shareholders:

On behalf of FTE and its subsidiary, US Home Rentals, LLC (“USHR” and along with FTE, the “Companies”), I would like to provide an update on the status of FTE and USHR’s various litigations, as described in previous shareholder updates of March 25, 2022, May 23, 2022 and August 15, 2022. These litigations have been a primary focus of management’s activities and a critical aspect of our work to preserve value for you, our shareholders. As the years have passed, the prospects to achieve a recovery for shareholders have diminished, but we continue our work to achieve the best outcome possible.

As you know by now, FTE has been the victim of two major frauds, and we have been seeking remedies against the bad actors involved in each of the frauds to extract value and compensation from the major parties that are liable for the damages caused by these frauds.

First, between 2016 and early 2019, Michael Palleschi and David Lethem, the Company’s then-CEO and CFO, perpetrated a scheme to defraud the Company out of tens of millions of dollars, with the alleged, knowing participation of its outside auditor at the time, Marcum, LLP, (the “Palleschi/Lethem Fraud”). This fraud ultimately led to the near destruction of the Company and numerous criminal and civil litigations.

Second, starting in October 2019, as the Company was still recovering and looking to rebound from the Palleschi/Lethem Fraud, the Company’s USHR subsidiary acquired a residential real estate portfolio from Vision Property Management (“VPM”), which turned out to have limited net value because its unscrupulous previous owners had amassed an insurmountable amount of high-cost debt, engaged in predatory housing practices which had triggered a litany of claims and state attorney general investigations, and failed to service and maintain the homes in the portfolio over an extended period of time.

At the center of this transaction was Suneet Singal, who has been charged with fraud in unrelated matters by the U.S. Department of Justice (“DOJ”) and the U.S. Securities Exchange Commission (“SEC”), working with VPM’s previous owners Alex and Antoni Szkaradek, Tom Coleman of Innovativ Media Group (“Innovativ”), current FTE director Joseph F. Cunningham, a prior FTE director, FTE’s previous Interim CEO Stephen M. Goodwin and several other Singal affiliates and agents, as part of what the Companies have alleged is a fraud and racketeering conspiracy that has harmed FTE and its shareholders (the “Singal/Szkaradek Fraud”). All of these alleged co-conspirators received shares in FTE, which the Company is now seeking to claw back.

In the case of the Palleschi/Lethem Fraud, Palleschi and Lethem plead guilty to the charges against them as more fully described below. The primary source of value to FTE, however, are claims against Marcum LLP, which was the Company’s outside auditor and is alleged to have participated in the fraudulent acts perpetrated by Palleschi and Lethem.

Specifically, the Company was among the plaintiffs that recently brought a $700 million lawsuit against Marcum, which alleges that Marcum and Alan J. Markowitz, the Marcum partner who was responsible for auditing FTE’s financial statements, materially assisted the fraud by helping falsify certain liabilities and revenue, allowed FTE to ignore material proposed adjustments in violation of applicable accounting standards and generally turned a blind eye to the fraud. The complaint asserts a dozen claims for fraud, other torts and breach of contract claims by several plaintiffs and seeks hundreds of millions in damages, of which $400M are attributable to FTE. The defendants brought a motion to dismiss the complaint, which was heard and argued on May 15, 2024 and is pending decision.

The SEC has brought related administrative charges against Markowitz for his participation in the FTE fraud,1 and last year the SEC brought similar charges against Marcum for related, “systemic quality control failures” and professional standards violations, resulting in deficiencies “impacting Marcum’s entire public company audit practice.”2

The second source of potential value relates to the Singal/Szkaradek Fraud which has also resulted in numerous criminal and civil litigations. The Singal/Szkaradek Fraud may even have involved the knowing participation of Inmost Partners LLC (“Inmost”) and Direct Lending Partners (“DLP”), USHR’s major real estate creditors, with whom the Companies are in several active litigations. Among other things, Inmost and its affiliates DSA Agent LLC and DS Agent LLC are alleged to have disposed of numerous assets in the USHR portfolio, without the Companies’ consent, which the Companies believe the lenders did not have proper title or claim to, and damaging the overall net value of the Company’s real estate assets. For its part, DLP is alleged to have engaged in predatory lending practices in illegally obtaining certain creditors rights against the Companies, as part of a series of transactions to refinance tens of millions of debt owed by our predecessors, which was unlawfully foisted on the Companies as part of the Singal/Szkaradek Fraud.

1 https://www.sec.gov/files/litigation/admin/2023/34-96995.pdf

2 https://www.sec.gov/litigation/admin/2023/34-97773.pdf

The following is a non-exhaustive list of litigations stemming from the Palleschi/Lethem Fraud and the Singal/Szkaradek Fraud, with brief updates:

●	In U.S. v. Palleschi et al., Docket No. 21 CR 454 (CM) (S.D.N.Y.), the federal criminal case against Palleschi, Lethem and another defendant pending in the U.S. District Court for the Southern District Of New York (“S.D.N.Y.”), Palleschi pleaded guilty to all charges on August 22, 2023, Lethem did the same on May 11, 2023, as did the other defendant in June 2023. In a related state criminal case brought by the New York County District Attorney’s Office, Palleschi pleaded guilty on June 9, 2023, and Lethem had previously done so as well. The defendants are awaiting sentencing on their federal criminal convictions. The related SEC case against Palleschi and Lethem, Docket No. 21 CV 530 (M.D. Fla.) is still pending but stayed until the completion of the criminal cases against them.

●	FTE and its subsidiaries, along with Lateral Investment Management, LLC and its affiliates (collectively, “Lateral”), are plaintiffs in two active lawsuits in federal and state court in New York against various merchant cash advance (“MCA”) companies who provided usurious loans to FTE in the course of the Palleschi/Lethem Fraud. See Lateral et al. v. Funderz.Net et al., Docket No. 22 CV 02170 (S.D.N.Y.) and Lateral et al. v. Reich et al., Index No. 656791/2021 (N.Y. Sup. Ct.). These lawsuits assert claims for racketeering violations and conspiracy against the lenders on the basis of collection of unlawful debt and wire fraud, among other things. Discovery has begun in these lawsuits, and should the MCA defendants ultimately be found liable, FTE would be entitled to a share of the treble damages and attorneys’ fees.

●	As to the numerous convertible noteholders who had provided loans to FTE during the course of the Palleschi/Lethem Fraud, FTE owed approximately $10.4 million in principal, interest and penalties as of late 2022. The largest among these are (a) St. George Investments LLC, who obtained judgment against FTE in Utah state court based on an arbitration award in the amount of approximately $2.8 million, (b) Auctus Fund, LLC, to whom approximately $1.698 million was owed, and (c) GS Capital Partners, LLC, who obtained a judgment against FTE in May 2023 in the amount of $2.934 million.[3] Based on a written opinion of counsel, dated November 21, 2022, and the analysis of an expert retained to review the high interest rates charged under the convertible notes, the notes would likely be found to be criminally usurious, void ab initio and unenforceable. Accordingly, FTE has removed these debts from its financial statements. Earlier this year, FTE entered into a settlement with GS Capital.

●	FTE has settled or otherwise disposed of several other matters stemming from the Palleschi/Lethem Fraud, including Southern Holdings 3, LLC v. FTE, Index No. 656668/2019 (N.Y. Sup. Ct), a case relating to the nonpayment of an office lease in Naples, Florida entered into by the perpetrators.

●	In FTE v. Singal et al., Docket No. 22 Civ. 5960 (JHR) (S.D.N.Y.), FTE has sued Singal, Coleman, Innovativ, Cunningham and Goodwin – FTE’s current director and prior Interim CEO, respectively – and several of Singal’s other corporate and individual affiliates, among others, in connection with the Singal/Szkaradek Fraud and racketeering conspiracy. FTE recently amended our complaint to include the fact that in the fall of 2019, Singal, along with his co-conspirators on the board and in the management of FTE, fraudulently induced the Company to issue roughly 20% of its common stock to him and his affiliates. FTE has already canceled that fraudulently-issued stock by board resolution, and the litigation seeks additional relief and other, monetary damages. Singal’s legal troubles are not limited to FTE’s claims against him. In U.S. v. Singal, Docket No. 22 CR 0068 (KAM) (E.D. Cal.), a federal criminal case against Singal for a separate fraud not related to the Singal/Szkaradek Fraud,[4] the trial is scheduled to begin on February 3, 2025 in the U.S. District Court for the Eastern District of California. Singal had previously been charged by the SEC in December 2019 for yet another fraud and agreed to a multimillion-dollar penalty and a long-term bar from the securities industry.[5]

3 See GS Capital v. FTE et al., Index No. 650626/2021 (N.Y. Sup. Ct). While GS Capital was among the numerous convertible noteholders that loaned money to FTE during the Palleschi/Lethem Fraud, the referenced judgment resulted from a loan provided to FTE in March 2020.

4 https://www.justice.gov/usao-edca/pr/el-dorado-hills-man-indicted-fraud-against-merchant-cash-advance-companies

5 https://www.sec.gov/litigation/admin/2021/ia-5783.pdf

●	In FTE v. Szkaradek et al., Docket No. 22 Civ. 785 (WCB) (D. Del.), FTE has sued Alex and Antoni Szkaradek in federal court in Delaware in connection with the Singal/Szkaradek Fraud and racketeering conspiracy, since the contract underlying their sale of the USHR real estate portfolio to FTE has a provision requiring any disputes to be litigated in Delaware. The Szkaradeks have asserted counterclaims against FTE, and the case is currently in discovery and other motion practice.

●	In a retaliatory litigation in Nevada, several of the Singal/Szkaradek Fraud and racketeering co-conspirators have brought three separate lawsuits in state and federal courts against FTE, certain of its officers, and certain other shareholders, which we are defending and countering vigorously. The plaintiffs in those cases have been Innovativ (with Coleman as its principal), Alex and Antoni Szkaradek, Cunningham (a still current FTE director) and Singal’s corporate affiliate, TTP8, LLC. In response, we have challenged the legitimacy of the plaintiffs’ FTE shareholdings – since their shares in FTE were acquired by virtue of the Singal/Szkaradek Fraud – and have sought to dismiss the Nevada cases. While defending the Nevada litigation has caused the Company to expend significant resources, we have taken steps to protect FTE’s ability to recover its litigation costs and expenses once we prevail in the litigation.

●	In DLP Lending v. Beys, et al., Docket No. C-48-CV-2021-09442 (PA Ct of Common Pleas, Northampton County), real estate lender DLP Lending has sued FTE, USHR, Alex and Antoni Szkaradek, among others, for breach of contract in connection with refinancings of DLP’s loans in late 2020. FTE and USHR have brought counterclaims against DLP and cross claims against Inmost and its affiliates, for their respective roles in financing and enabling the Szkaradeks’ illegal conduct and committing other unlawful acts potentially giving rise to lender liability.[6]

●	FTE and USHR continue to work cooperatively with state attorneys general (AG’s) and other plaintiffs’ counsel who have also collaterally sued the Companies in connection with the Szkaradeks’ illegal real estate scheme. In one notable case involving the Pennsylvania AG, Docket No. GD-19-014368 (PA Ct of Common Pleas, Allegheny County), the Companies reached a favorable settlement with the Pennsylvania AG. The Companies are also in the process of settling with plaintiff class actions in Michigan[7] and New Jersey,[8] which litigations also arise out of the Szkaradek’s illegal conduct.

All of the litigations described here are matters of public record, and we have cited the public docket where possible and invite you, our shareholders, to access the dockets for yourselves.

As we have previously written to you, given these many ongoing litigations, you may be contacted by one of the bad actors mentioned above that FTE is adverse to and that FTE has alleged has acted unlawfully.

We continue to work on your behalf to salvage value in challenging circumstances and to hold the bad actors accountable for the damages they have caused. We would be happy to answer any questions or concerns you may have to the best of our ability.

Sincerely,

Michael P. Beys

Interim CEO

6FTE and USHR also brought crossclaims against the Szkaradeks themselves in this case but these claims were dismissed, giving rise to the previously discussed litigation against them in Delaware.

7See Henderson et. al. v. Vision Property Management, LLC et. al., Case No. 2:20-cv-12649 (E.D. Mich.).

8See Jordan et. al., v. Vision Property Management, LLC et. al., (N.J. Sup. Ct. Docket No. C-30-18).

Forward Looking Statements

This letter may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plan,” “believe,” “will,” “intends,” “expects,” “anticipate” and may include statements regarding matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the outcome of pending litigation, the future of our business, future plans and strategies, projections, anticipated events, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this letter is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTE”) through its subsidiary US Home Rentals, owns, operates and invests in affordable rental housing in tier 3 and 4 markets.

For more information, please contact: ir@ftenet.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: August 13, 2024		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer